EXHIBIT 21.1

TEAM FINANCE LLC SUBSIDIARIES

(AS OF 03/15/06)

NAME (STATE OF ORGANIZATION)

WHOLLY OWNED SUBSIDIARIES OF TEAM FINANCE LLC

1.	HEALTH FINANCE CORPORATION (DE)

2.	TEAM HEALTH, INC. (TN)

WHOLLY OWNED SUBSIDIARIES OF TEAM HEALTH, INC.

3.	Access Nurse PM, Inc. (TN)

4.	After Hours Pediatrics, Inc. (FL)

5.	American Clinical Resources, Inc. (DE)

6.	Charles L. Springfield, Inc. (CA)

7.	Clinic Management Services, Inc. (TN)

8.	Correctional Healthcare Advantage, Inc. (FL)

9.	Daniel & Yeager, Inc. (AL)

10.	Drs. Sheer, Ahearn & Associates, Inc. (FL)

11.	Emergency Coverage Corporation (TN)

12.	Emergency Physician Associates, Inc. (NJ)

13.	Emergency Professional Services, Inc. (OH)

14.	Erie Shores Emergency Physicians, Inc. (OH)

15.	Fischer Mangold, a California Partnership (CA)

16.	Greenbrier Emergency Physicians, Inc. (WV)

17.	Health Care Alliance, Inc. (WV)

18.	Healthcare Revenue Recovery Group, LLC (FL)

19.	Herschel Fischer, Inc. (CA)

20.	Hospital Medicine Associates, LLC (FL)

21.	IMBS, Inc. (FL)

22.	InPhyNet Contracting Services, Inc. (FL)

23.	InPhyNet South Broward, Inc. (FL)

24.	Karl G. Mangold, Inc. (CA)

25.	Kelly Medical Services Corporation (WV)

26.	Medical Management Resources, Inc. (FL)

27.	Medical Services, Inc. (WV)

28.	Metroamerican Radiology, Inc. (NC)

29.	Mt. Diablo Emergency Physicians, a California General Partnership (CA)

30.	Northwest Emergency Physicians, Incorporated (WA)

31.	Northwest Hospital Medicine Physicians, Inc. (WA)

32.	Paragon Contracting Services, Inc. (FL)

33.	Paragon Healthcare Limited Partnership (FL)

34.	Physician Integration Consulting Services, Inc. (CA)

35.	Quantum Plus, Inc. (CA)

36.	Southeastern Emergency Physicians of Memphis, Inc. (TN)

37.	Southeastern Emergency Physicians, Inc. (TN)

38.	Southeastern Physician Associates, Inc. (TN)

39.	Spectrum Cruise Care, Inc. (DE)

40.	Spectrum Healthcare Resources of Delaware, Inc. (DE)

41.	Spectrum Healthcare Resources, Inc. (DE)

42.	Spectrum Healthcare Services, Inc. (DE)

43.	Spectrum Healthcare, Inc. (DE)

44.	Spectrum Primary Care of Delaware, Inc. (DE)

45.	Spectrum Primary Care, Inc. (DE)

46.	Team Anesthesia, Inc. (TN)

47.	Team Health Anesthesia Management Services, Inc. (CA)

48.	Team Health Billing Services, LP (TN)

49.	Team Health Financial Services, Inc. (TN)

50.	Team Radiology, Inc. (NC)

51.	TH Contracting Midwest, LLC (MO)

52.	TH Contracting Services of Missouri, LLC (MO)

53.	The Emergency Associates for Medicine, Inc. (FL)